SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 24, 2004
AZTAR CORPORATION (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	1-5440 (Commission File Number)	86-0636534 (I.R.S. Employer Identification Number)
2390 East Camelback Road, Suite 400, Phoenix, Arizona (Address of principal executive offices)	85016 (Zip Code)
Registrant's telephone number, including area code (602) 381-4100
Not Applicable (Former name or former address, if changed since last report)

ITEM 5.	Other Events and Required FD Disclosure

This Current Report on Form 8-K is being furnished to add segment information to the Consolidated Financial Statements for the fiscal year ended January 1, 2004 to conform with the presentation for the quarter ended April 1, 2004. See "Note 18. Segment Information" in the Notes to Consolidated Financial Statements. Other minor changes were also made to the Consolidated Financial Statements for the fiscal year ended January 1, 2004 to conform with our current presentation. Reference is made to the Index to Financial Statements on page F-1.

ITEM 7.	Financial Statements, Pro Forma Financial Information and Exhibits
	(c)	Exhibits:
		23	Consent of PricewaterhouseCoopers LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
AZTAR CORPORATION ROBERT M. HADDOCK Robert M. Haddock President and Chief Financial Officer

Date:  May 24, 2004

EXHIBIT INDEX
Exhibit Number	Description
23	Consent of PricewaterhouseCoopers LLP

2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of
Aztar Corporation:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, cash flows and shareholders' equity present fairly, in all material respects, the financial position of Aztar Corporation and Subsidiaries (the "Company") at January 1, 2004 and January 2, 2003, and the results of their operations and their cash flows for each of the three years in the period ended January 1, 2004 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 14 to the consolidated financial statements, the Company changed the method of accounting for intangible assets effective January 4, 2002.

PRICEWATERHOUSECOOPERS LLP

Phoenix, Arizona
February 11, 2004,
except for note
18, as to which
the date is
May 6, 2004

AZTAR CORPORATION AND SUBSIDIARIES
   CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
January 1, 2004	January 2, 2003

Assets
Current assets:
  Cash and cash equivalents
  Accounts receivable, net
  Construction accident receivables, net
  Refundable income taxes
  Inventories
  Prepaid expenses
  Deferred income taxes

    Total current assets

Investments

Property and equipment:
  Buildings, riverboats and equipment, net
  Land
  Construction in progress
  Leased under capital leases, net

Intangible assets
Other assets

$ 70,586 17,043 3,345 5,587 7,576 10,049 14,945 129,131 19,586 738,978 216,103 166,544 44 1,121,669 34,616 42,771 $1,347,773 ==========	$ 52,896 18,812 -- 4,593 7,532 8,708 16,731 109,272 17,420 740,352 214,794 69,809 104 1,025,059 34,481 24,450 $1,210,682 ==========

The accompanying notes are an integral part of these financial statements.

AZTAR CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (continued)
(in thousands, except share data)

January 1, 2004	January 2, 2003

Liabilities and Shareholders¢ Equity
Current liabilities:
  Accounts payable and accruals
  Accrued payroll and employee benefits
  Accrued interest payable
  Accrued rent
  Current portion of long-term debt
  Current portion of other long-term liabilities

    Total current liabilities

Long-term debt
Other long-term liabilities
Deferred income taxes
Contingencies and commitments
Series B convertible preferred stock
  (redemption value $12,187 and $10,025)

Shareholders¢ equity:
  Common stock, $.01 par value (34,270,803 and
    37,026,379 shares outstanding)
  Paid-in capital
  Retained earnings
  Accumulated other comprehensive loss
  Less: Treasury stock

    Total shareholders' equity

$ 65,746 28,133 9,478 10,755 16,963 981 132,056 628,603 19,825 27,462 5,253 526 441,498 291,573 (1,526) (197,497) 534,574 $1,347,773 ==========	$ 64,780 29,741 9,134 10,081 5,015 870 119,621 524,066 17,480 28,560 5,601 524 439,275 231,420 (612) (155,253) 515,354 $1,210,682 ==========

The accompanying notes are an integral part of these financial statements.

AZTAR CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended January 1, 2004, January 2, 2003 and January 3, 2002
(in thousands, except per share data)
2003	2002	2001

Revenues
  Casino
  Rooms
  Food and beverage
  Other

Costs and expenses
  Casino
  Rooms
  Food and beverage
  Other
  Marketing
  General and administrative
  Utilities
  Repairs and maintenance
  Provision for doubtful accounts
  Property taxes and insurance
  Rent
  Depreciation and amortization

Operating income

  Interest income
  Interest expense
  Equity in unconsolidated partnership's loss

Income before income taxes

  Income taxes

Net income

Net income per common share

Net income per common share assuming
  dilution

Weighted-average common shares applicable to:
  Net income per common share
  Net income per common share assuming
    dilution

$641,096
76,218
55,979
  39,853
813,146

277,969
39,349
53,645
30,106
76,774
77,739
17,761
24,123
1,530
29,442
8,779
  50,906
 688,123

125,023

736
(36,375)
      --

89,384

 (28,454)

$ 60,930
========

$   1.72

$   1.66

34,999

36,563

$664,957
73,702
56,232
  39,383
834,274

281,211
38,336
53,448
31,888
82,057
75,831
16,723
24,852
2,582
27,597
12,770
  50,499
 697,794

136,480

1,035
(41,224)
    (458)

95,833

 (36,974)

$ 58,859
========

$   1.56

$   1.51

37,191

38,841

$678,157
75,804
56,916
  38,586
849,463

286,523
39,348
55,270
32,885
84,559
78,669
17,311
24,632
4,113
24,297
18,635
  51,813
 718,055

131,408

1,559
(39,182)
  (3,702)

90,083

 (32,074)

$ 58,009
========

$   1.53

$   1.48

37,385

38,963

The accompanying notes are an integral part of these financial statements.

AZTAR CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended January 1, 2004, January 2, 2003 and January 3, 2002
(in thousands)
2003	2002	2001

Cash Flows from Operating Activities
Net income
Adjustments to reconcile net income to net
  cash provided by (used in) operating
  activities:
    Depreciation and amortization
    Provision for losses on accounts
      receivable
    Loss (gain) on reinvestment obligation
    Rent expense
    Distribution (less than) in excess of
       equity in income of partnership
    Deferred income taxes
    Change in assets and liabilities:
      (Increase) decrease in accounts
        receivable
      (Increase) decrease in refundable
        income taxes
      (Increase) decrease in inventories
        and prepaid expenses
      Increase (decrease) in accounts
        payable, accrued expenses and
        income taxes payable
      Other items, net

  Net cash provided by (used in)
    operating activities

Cash Flows from Investing Activities
Reduction in investments
Purchases of property and equipment
Acquisition of Tropicana Enterprises
  partnership interests
Additions to other long-term assets

  Net cash provided by (used in)
    investing activities

$ 60,930 52,432 1,530 250 459 -- 688 (47) (994) (1,167) (4,399) 1,683 111,365 2,252 (147,379) -- (23,846) $(168,973)	$ 58,859 51,958 2,582 (2,662) (171) (414) 12,917 764 (4,593) 2,007 2,619 4,682 128,548 13,927 (74,673) (117,500) (9,023) $(187,269)	$ 58,009 53,121 4,113 1,301 (968) 593 12,697 (4,502) -- 323 11,861 519 137,067 1,857 (50,604) -- (7,273) $ (56,020)

The accompanying notes are an integral part of these financial statements.

AZTAR CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
For the Years Ended January 1, 2004, January 2, 2003 and January 3, 2002
 (in thousands)
2003	2002	2001

Cash Flows from Financing Activities
Proceeds from issuance of long-term debt
Proceeds from issuance of common stock
Principal payments on long-term debt
Principal payments on other long-term
  liabilities
Debt issuance costs
Repurchase of common stock
Preferred stock dividend
Redemption of preferred stock

  Net cash provided by (used in)
    financing activities

Net increase (decrease) in cash and
  cash equivalents

Cash and cash equivalents at beginning
  of year

    Cash and cash equivalents at end
      of year

Supplemental Cash Flow Disclosures

Acquisition of Tropicana Enterprises
  partnership interests:
    Investments in and advances to
      unconsolidated partnership
    Buildings, net
    Land
    Intangible assets
    Other assets
    Current portion of long-term debt
    Current portion of other long-term
      liabilities
    Long-term debt
    Other long-term liabilities

      Net cash used in acquisition

$ 405,257 1,466 (288,015) (33) -- (42,244) (435) (698) 75,298 17,690 52,896 $ 70,586 ========= $ -- -- -- -- -- -- -- -- -- $ --	$ 176,400 4,499 (156,102) (27) -- (4,061) (461) (753) 19,495 (39,226) 92,122 $ 52,896 ========= $ 6,828 (41,411) (109,979) (15,331) 1,000 4,148 (847) 44,773 (6,681) $(117,500)	$ 305,100 2,242 (309,764) (26) (4,677) (28,634) (499) (747) (37,005) 44,042 48,080 $ 92,122 ========= $ -- -- -- -- -- -- -- -- -- $ --

The accompanying notes are an integral part of these financial statements.

AZTAR CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
For the Years Ended January 1, 2004, January 2, 2003 and January 3, 2002
(in thousands)
2003	2002	2001

Summary of non-cash investing and
  financing activities:
    Capital lease obligations incurred
      for property and equipment
    Exchange of common stock in lieu of
      cash payments in connection with
      the exercise of stock options
    Other long-term liabilities reduced for
      intangible assets
    Current liabilities incurred for
      intangible assets

Cash flow during the year for the following:
    Interest paid, net of amount capitalized
    Income taxes paid

$ -- -- -- 1,919 $ 34,506 27,765	$ -- 5 -- 6,163 $ 40,137 27,318	$ 79 13 50 -- $ 33,838 21,155

The accompanying notes are an integral part of these financial statements.

AZTAR CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
For the Years Ended January 1, 2004, January 2, 2003 and January 3, 2002
 (in thousands)
	Common Stock	Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Loss - Minimum Pension Liability Adjustment	Treasury Stock	Total
Balance, December 28, 2000	$ 515	$428,537	$116,194	$ --	$(122,540)	$422,706

  Net income
  Minimum pension
    liability
    adjustment,
    net of
    income tax
    benefit
    Total
    comprehensive
    income
  Stock options
    exercised
  Tax benefit from
    stock options
    exercised
  Preferred stock
    dividend and
    losses on
    redemption
  Repurchase of
    common stock
Balance,
  January 3, 2002

	2 517	2,253 665 431,455	58,009 (794) 173,409	(353) (353)	(13) (28,634) (151,187)	58,009 (353) 57,656 2,242 665 (794) (28,634) 453,841

  Net income
  Minimum pension
    liability
    adjustment,
    net of
    income tax
    benefit
    Total
    comprehensive
    income
  Stock options
    exercised
  Tax benefit from
    stock options
    exercised
  Preferred stock
    dividend and
    losses on
    redemption
  Repurchase of
    common stock
Balance,
  January 2, 2003

	7 $ 524	4,497 3,323 $439,275	58,859 (848) $231,420	(259) $ (612)	(5) (4,061) $(155,253)	58,859 (259) 58,600 4,499 3,323 (848) (4,061) $515,354

The accompanying notes are an integral part of these financial statements.

AZTAR CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (continued)
For the Years Ended January 1, 2004, January 2, 2003 and January 3, 2002
(in thousands)
	Common Stock	Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Loss - Minimum Pension Liability Adjustment	Treasury Stock	Total
Balance, January 2, 2003	$ 524	$439,275	$231,420	$ (612)	$(155,253)	$515,354

  Net income
  Minimum pension
    liability
    adjustment,
    net of
    income tax
    benefit
    Total
    comprehensive
    income
  Stock options
    exercised
  Tax benefit from
    stock options
    exercised
  Preferred stock
    dividend and
    losses on
    redemption
  Repurchase of
    common stock

Balance,
  January 1, 2004

	2 $ 526 ======	1,464 759 $441,498 ========	60,930 (777) $291,573 ========	(914) $ (1,526) =========	(42,244) $(197,497) =========	60,930 (914) 60,016 1,466 759 (777) (42,244) $534,574 ========

The accompanying notes are an integral part of these financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.  SIGNIFICANT ACCOUNTING POLICIES

Basis of Consolidated Statements

Aztar Corporation ("Aztar" or "Company") was incorporated in Delaware in June 1989 to operate the gaming business of Ramada Inc. ("Ramada") after the restructuring of Ramada ("Restructuring"). The Restructuring involved the disposition of Ramada's hotel and restaurant businesses with Ramada's shareholders retaining their interest in the gaming business. As part of the Restructuring, the gaming business and certain other assets and liabilities of Ramada were transferred to Aztar, and a wholly-owned subsidiary of New World Hotels (U.S.A.), Inc. was merged with Ramada ("Merger"). In the Merger, each share of Ramada common stock was converted into the right to receive $1.00 and one share of Aztar common stock.

The Company operates casino hotels in Atlantic City, New Jersey and Las Vegas, Nevada, under the Tropicana name and in Laughlin, Nevada, as Ramada Express. The Company operates casino riverboats in Caruthersville, Missouri and Evansville, Indiana under the Casino Aztar name. A substantial portion of the Company's consolidated revenues and assets is concentrated at the Atlantic City Tropicana.

The consolidated financial statements include the accounts of Aztar and all of its controlled subsidiaries and partnerships. All subsidiary companies are wholly owned. In consolidating, all material intercompany transactions are eliminated. The Company uses a 52/53 week fiscal year ending on the Thursday nearest December 31, which included 52 weeks in 2003 and 2002 and 53 weeks in 2001.

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Recent Accounting Pronouncements

In January 2003, the Financial Accounting Standards Board issued Interpretation No. 46, "Consolidation of Variable Interest Entities, an interpretation of ARB No. 51" and revised it in December 2003. The objective of FIN 46 is to improve financial reporting by enterprises involved with variable interest entities. FIN 46 establishes requirements for the consolidation of variable interest entities. An entity subject to the consolidation requirements of FIN 46 is referred to as a variable interest entity. Consolidation is required under FIN 46 when either of the following conditions is present: (1) the equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support from other parties or (2) the equity investors (as a group) do not hold a controlling financial interest in the entity. The effective date of FIN 46 depends on when the variable interest entity was formed and with the provisions of the revised FIN 46, it depends on the type of variable interest entity. FIN 46 is effective for public companies in 2003. The provisions of the revised FIN 46 are effective for public companies by the first reporting period ending after March 15, 2004. FIN 46 did not have and the Company expects the revised FIN 46 will not have any impact on its consolidated financial position, results of operations or cash flows.

Cash and Cash Equivalents

Highly liquid investments purchased with an original maturity of three months or less are classified as cash equivalents. These instruments are stated at cost, which approximates fair value because of their short maturity.

Short-term Investments

Short-term investments purchased with an original maturity of over three months but less than one year are stated at cost, which approximates fair value because of their short maturity. There were no short-term investments at January 1, 2004 or January 2, 2003.

Inventories

Inventories, which consist primarily of food, beverage and operating supplies, are stated at the lower of cost or market value. Costs are determined using the first-in, first-out and the average cost methods.

Advertising Costs

Costs for advertising are expensed as incurred, except costs for direct-response advertising, which are capitalized and amortized over the period of the related program, which varies from one month to six months. Direct-response advertising costs consist primarily of mailing costs associated with direct-mail programs. Capitalized advertising costs, included in prepaid expenses, were immaterial at January 1, 2004 and January 2, 2003. Advertising costs that were expensed during the year were $15,433,000 in 2003, $15,704,000 in 2002 and $17,445,000 in 2001.

Other Investments

The Casino Reinvestment Development Authority ("CRDA") deposits are carried at cost less a valuation allowance because they have to be used to purchase CRDA bonds that carry below market interest rates unless an alternative investment is approved. The valuation allowance is established by a charge to the Statement of Operations at the time the obligation is incurred to make the deposit unless there is an agreement with the CRDA for a return of the deposit at full face value. If the CRDA deposits are used to purchase CRDA bonds, the valuation allowance is transferred to the bonds as a discount, which is amortized to interest income using the interest method. If the CRDA deposits are used to make other investments, the valuation allowance is transferred to those investments and remains a valuation allowance.

The CRDA bonds are classified as held-to-maturity securities and are carried at amortized cost less a valuation allowance.

Property and Equipment

Property and equipment are stated at cost. During construction, the Company capitalizes interest and other direct and indirect development costs, which are primarily property taxes, insurance costs, outside legal costs and the compensation costs of project personnel devoted exclusively to managing the project. Interest is capitalized monthly by applying the effective interest rate on certain borrowings to the average balance of expenditures. The interest that was capitalized during the year was $8,322,000 in 2003, $3,004,000 in 2002 and $1,326,000 in 2001.

Depreciation and amortization are computed by the straight-line method based upon the following useful lives: buildings and improvements, 3-40 years; riverboats, barge, docking facilities and improvements, 3-25 years; furniture and equipment, 3- 15 years; and leasehold improvements, shorter of lease term or asset useful life. Accumulated depreciation and amortization on buildings, riverboats and equipment was $540,113,000 at January 1, 2004 and $502,656,000 at January 2, 2003.

Improvements, renewals and extraordinary repairs that extend the life of the asset are capitalized; other repairs and maintenance are expensed. The cost and accumulated depreciation applicable to assets retired are removed from the accounts and the gain or loss, if any, on disposition is recognized in income as realized.

Intangible Assets

Costs incurred to obtain initial gaming licenses to operate a casino are capitalized as incurred and prior to January 4, 2002, were amortized evenly over ten years beginning with the commencement of operations; subsequent renewal costs are amortized evenly over the renewal period. With the adoption of Statement of Financial Accounting Standards No. 142, effective January 4, 2002, the Company ceased amortization of its initial gaming licenses. The Company has determined, under the criteria established in SFAS 142, that the useful life of the initial gaming licenses is indefinite. Licensing costs consist primarily of payments or obligations to civic and community organizations, legal and consulting fees, application and selection fees with associated investigative costs and direct internal salaries and related costs of development personnel.

Other Assets

Debt issuance costs are capitalized as incurred and amortized using the interest method.

Development costs associated with pursuing opportunities in gaming jurisdictions, as well as in jurisdictions in which gaming has not been approved, are expensed as incurred until a particular opportunity is determined to be viable, generally when the Company has been selected as the operator of a new gaming facility, has applied for a gaming license or has obtained rights to a specific site. Development costs incurred subsequent to these criteria being met are capitalized. Development costs consist of licensing costs and site acquisition costs. In jurisdictions in which gaming has not been approved, only site acquisition costs are capitalized. In the event a project is later determined not to be viable or the Company is not licensed to operate a facility at a site, the capitalized costs related to this project or site would be expensed. It is reasonably possible that management's estimate of viability with regard to a development project may change in the near term.

Valuation of Long-Lived Assets

Long-lived assets and certain identifiable intangibles held and used by the Company are reviewed for impairment whenever events or changes in circumstances warrant such a review. The carrying value of a long-lived or amortizable intangible asset is considered impaired when the anticipated undiscounted cash flow from such asset is separately identifiable and is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair value of the asset. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair values are reduced for the cost of disposition. Effective January 4, 2002, SFAS 142 requires an annual impairment review based on fair value for all intangible assets with indefinite lives. The Company performed an impairment test of its intangible assets with indefinite lives during the year 2003 and concluded that there was no impairment.

Equity Instruments

The fair-value-based method of accounting is used for equity instruments issued to nonemployees for goods or services. The intrinsic-value-based method of accounting is used for stock-based employee compensation plans. The Company has elected to follow Accounting Principles Board Opinion No. 25 entitled "Accounting for Stock Issued to Employees" and related Interpretations in accounting for its stock-based employee compensation arrangements because the alternative fair-value-based method of accounting provided for under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 entitled "Accounting for Stock-Based Compensation" requires use of option valuation models that were not developed for use in valuing employee stock options.

Under APB 25, because the exercise price of the Company's stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized. The Company's stock-based employee compensation plans are more fully discussed in Note 12. Stock Options.

Pro forma information regarding net income and earnings per share is required by SFAS 123, and has been determined as if the Company had accounted for its stock option plans under the fair-value-based method of that Statement. The fair value for these options was estimated at the date of grant or modification using a Black-Scholes option pricing model with the following weighted-average assumptions: risk-free interest rate of 2.6% in 2003 and 4.8% in 2002 and 2001, no dividend in 2003, 2002 or 2001, volatility factor of the expected market price of the Company's common stock of .50 in 2003 and 2002 and .47 in 2001, and an expected life of the option of 5.2 years in 2003, 5.6 years in 2002 and 5.1 years in 2001.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting or trading restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options.

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The pro forma information is as follows (in thousands, except per share data):

2003	2002	2001

Net income, as reported
Deduct: Total stock-based
  employee compensation expense
  determined under the fair-
  value-based method of
  accounting, net of income tax
  benefit

Pro forma net income

Net income per common share:
  As reported
  Pro forma

Net income per common share
  assuming dilution:
    As reported
    Pro forma

$ 60,930 (3,197) $ 57,733 ======== $ 1.72 $ 1.63 $ 1.66 $ 1.58	$ 58,859 (3,542) $ 55,317 ======== $ 1.56 $ 1.46 $ 1.51 $ 1.42	$ 58,009 (3,007) $ 55,002 ======== $ 1.53 $ 1.45 $ 1.48 $ 1.41

Revenue Recognition

Casino revenue consists of gaming win net of losses. Other revenue consists of revenue from many various sources such as entertainment, retail outlets including gift shops, telephone, commissions and surcharges, hotel services and admissions to our riverboats. These revenues are recognized as earned. Revenues exclude the retail value of complimentary food and beverage, accommodations and other goods and services provided to customers. The estimated costs of providing such complimentaries have been classified as casino expenses through interdepartmental allocations as follows (in thousands):

	2003	2002	2001
Rooms Food and beverage Other	$ 18,000 48,417 3,280 $ 69,697 ========	$ 18,421 47,698 3,066 $ 69,185 ========	$ 19,452 47,816 3,428 $ 70,696 ========

Income Taxes

Deferred tax assets and liabilities are recognized for the expected future tax consequences of events that have been included in the financial statements or income tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted rates expected to apply to taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Earnings per Share

Earnings per common share excludes dilution and is computed by dividing income applicable to common shareholders by the weighted-average number of common shares outstanding. Earnings per common share, assuming dilution, is computed based on the weighted-average number of common shares outstanding after consideration of the dilutive effect of stock options and the assumed conversion of the preferred stock at the stated rate.

Reclassifications

Certain reclassifications have been made in the January 1, 2004 and January 2, 2003 Consolidated Balance Sheets for comparability purposes.

NOTE 2.  CONCENTRATIONS OF CREDIT RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents, long-term investments and trade accounts receivable. The Company places its cash and temporary cash investments with high-credit-quality financial institutions. At times, such investments may be in excess of the FDIC and SIPC insurance limits.

The Atlantic City Tropicana has a concentration of credit risk in the northeast region of the U.S. The receivables at the Nevada operations are concentrated in California and the southwest region of the U.S. As a general policy, the Company does not require collateral for these receivables. At January 1, 2004 and January 2, 2003, the net receivables at Tropicana Atlantic City were $14,385,000  and $13,716,000, respectively, and the net receivables at Tropicana Las Vegas and Ramada Express combined were $5,106,000 and $4,116,000, respectively.

An allowance for doubtful accounts is maintained at a level considered adequate to provide for possible future losses. At January 1, 2004 and January 2, 2003, the allowance for doubtful accounts was $14,360,000 and $17,376,000, respectively.

NOTE 3.  ACQUISITION AND PRIOR INVESTMENTS IN AND ADVANCES TO UNCONSOLIDATED
         PARTNERSHIP

The Company's prior investment in unconsolidated partnership was a noncontrolling partnership interest of 50% in Tropicana Enterprises, a Nevada general partnership that owned the real property that the Company leased in the operation of the Las Vegas Tropicana. The Company used the equity method of accounting for this investment. On February 28, 2002, the Company purchased the 50% partnership interest in Tropicana Enterprises that it did not own. After credits, the Company paid $117,500,000. The source of funds for this purchase was cash on hand of $47,500,000 and $70,000,000 in borrowings under its revolving credit facility ("Revolver"). In addition, the Company assumed $48,921,000 of partnership debt ("Tropicana Enterprises Loan") that the Company was servicing through its rent payments. This purchase eliminates, after February 28, 2002, the Company's real estate rent expense at the Las Vegas Tropicana and its equity in unconsolidated partnership's loss. In connection with the lease, the Company expensed rents of $2,722,000 in 2002 and $17,240,000 in 2001, of which 50% was eliminated in consolidation. The Company's equity in unconsolidated partnership's loss during the year was $458,000 in 2002 and $3,702,000 in 2001. Distributions received from Tropicana Enterprises during the year were $489,000 in 2002 and $5,511,000 in 2001. The purchase, however, increases depreciation and interest expenses and decreases interest income after February 28, 2002. As part of the acquisition, the Company acquired the 50% interest in the Tropicana trademark, an intangible asset with an indefinite life, that it did not already own as part of its interest in the partnership, at an allocated cost of $22,172,000 based upon an appraisal report.

Summarized operating results, prior to the acquisition, for the unconsolidated partnership are as follows (in thousands):

	2002	2001
Revenues Operating expenses Operating income Interest expense Net income	$ 2,722 (473) 2,249 (253) $ 1,996 ========	$ 17,240 (2,795) 14,445 (3,512) $ 10,933 ========

The Company's share of the above operating results, after intercompany eliminations, is as follows (in thousands):

	2002	2001
Equity in unconsolidated partnership's loss	$ (458)	$ (3,702)

NOTE 4.  INVESTMENTS

Investments consist of the following (in thousands):

January 1, 2004	January 2, 2003

CRDA deposits, net of a valuation
  allowance of $4,321 and $3,986
CRDA bonds, net of a valuation
  allowance of $1,470 and $1,461
  and an unamortized discount of
  $2,756 and $2,774
CRDA other investments, net of a
  valuation allowance of $1,171 and
  $1,306

$ 12,463 5,050 2,073 $ 19,586 ========	$ 10,242 5,022 2,156 $ 17,420 ========

The Company has a New Jersey investment obligation based upon its New Jersey casino revenue. The Company may satisfy this investment obligation by investing in qualified eligible direct investments, by making qualified contributions or by depositing funds with the CRDA. Deposits with the CRDA bear interest at two-thirds of market rates, resulting in a fair value lower than cost. These deposits, under certain circumstances, may be donated to the CRDA in exchange for credits against future investment obligations. If not used for other purposes, the CRDA deposits are used to invest in bonds issued by the CRDA as they become available that also bear interest at two-thirds of market rates. The CRDA bonds have various contractual maturities that range from 11 to 41 years. Actual maturities may differ from contractual maturities because of prepayment rights.

In April 2002, the Company commenced construction on a major expansion project at the Atlantic City Tropicana. The Company has an agreement with the CRDA for approximately $20,100,000 in funding in connection with this expansion project. As of January 1, 2004, the Company has received approximately $16,300,000 in funding from the CRDA under this agreement. At January 1, 2004 and January 2, 2003, the Company had approximately $800,000 and $1,000,000, respectively, in available deposits with the CRDA that qualified for this funding and accordingly reclassified these amounts to accounts receivable.

NOTE 5.  LAS VEGAS TROPICANA DEVELOPMENT

The Company's master plan for a potential development of its Las Vegas Tropicana site envisions the creation of two separate but essentially equal and inter-connected sites. The north site would be developed by the Company. The south site would be held for future Company development, joint venture development, or sale for development by another party.

For development of a potential project on the north site, a detailed design has almost been completed. The Company plans to complete construction documents and estimated construction costs by the end of the second quarter of 2004. The Company will decide by the end of the first quarter of 2005 whether to proceed, whether to delay, or whether not to proceed at all with the development of a project on the north site. The amount and timing of any future expenditure, and the extent of any impact on existing operations, will depend on the nature and timing of the development we ultimately undertake, if any. If we decide to abandon any facilities in the development process, we would have to conduct a review for impairment with a possible write-down and review their useful lives with a possible adjustment to depreciation and amortization expense. These reviews could result in adjustments that have a material adverse effect on our consolidated results of operations.

The net book value of the property and equipment used in the operation of the Las Vegas Tropicana, excluding land at a cost of $109,979,000, was $59,337,000 at January 1, 2004. The net book value of accounts receivable, inventories and prepaid expenses at the Las Vegas Tropicana was $8,138,000 at January 1, 2004. It is reasonably possible that the carrying value of some or all of these assets may change.

NOTE 6:  INTANGIBLE ASSETS

Acquired intangible assets consist of the following (in thousands):
	January 1, 2004		January 2, 2003
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
Subject to amortization: Gaming license renewal costs Other Not subject to amortization: Tropicana trademark Initial gaming licenses	$ 2,049 445 $ 2,494 ======== $ 22,172 10,352 $ 32,524 ========	$ 342 60 $ 402 =======	$ 1,852 395 $ 2,247 ======== $ 22,172 10,352 $ 32,524 ========	$ 220 70 $ 290 =======

Amortization of acquired intangible assets (excluding prior year amortization of the Company's initial gaming licenses (see "Note 14. Amortization")) was $393,000 in 2003, $648,000 in 2002 and $664,000 in 2001.

Estimated future amortization expense for the acquired intangible assets subject to amortization at January 1, 2004 is as follows for each of the five years subsequent to January 1, 2004 (in thousands):
2004 2005 2006 2007 2008	$ 676 570 459 375 5

NOTE 7.  LONG-TERM DEBT

Long-term debt consists of the following (in thousands):
January 1, 2004	January 2, 2003

8 7/8% Senior Subordinated Notes Due 2007;
  redeemable at 104.438%
9% Senior Subordinated Notes Due 2011;
  redeemable at a defined premium
Revolver; floating rate; 3.2% at
  January 1, 2004; matures June 30, 2005
Term loan; floating rate, 3.7% at
  January 1, 2004; matures June 30, 2005
Tropicana Enterprises Loan; floating rate, 3.1% at
  January 1, 2004; matures June 30, 2005
Obligations under capital leases

Less current portion

$ 235,000 175,000 146,500 47,750 41,116 200 645,566 (16,963) $ 628,603 =========	$ 235,000 175,000 25,000 48,250 45,504 327 529,081 (5,015) $ 524,066 =========

Maturities of long-term debt for the five years subsequent to January 1, 2004 are as follows (in thousands):
2004 2005 2006 2007 2008	$ 16,963 218,587 16 235,000 --

Interest on the 8 7/8% Senior Subordinated Notes due May 15, 2007 ("8 7/8% Notes") is payable semiannually on May 15 and November 15. The 8 7/8% Notes are redeemable at the option of the Company, in whole or in part, at prices from 104.438% of the principal amount plus interest declining to 100% of the principal amount plus interest beginning May 15, 2006.

Interest on the 9% Senior Subordinated Notes due August 15, 2011 ("9% Notes") is payable on February 15 and August 15. At any time prior to August 15, 2006, the 9% Notes are redeemable at the option of the Company, in whole or in part, at a price of 100% of the principal amount plus a redemption premium plus accrued and unpaid interest. The redemption premium will be equal to the greater of (1) 1% of the principal amount or (2) the excess of (A) the sum of the present values of (i) 104.5% of the principal amount and (ii) all required interest payments through August 15, 2006, excluding accrued but unpaid interest, computed in each case using a discount rate equal to the treasury rate at the time of redemption plus 50 basis points over (B) the principal amount. On or after August 15, 2006, the 9% Notes are redeemable at the option of the Company, in whole or in part, at prices from 104.5% of the principal amount plus interest declining to 100% of the principal amount plus interest beginning August 15, 2009.

The 8 7/8% Notes and 9% Notes, ranked pari passu, are general unsecured obligations of the Company and are subordinated in right of payment to all present and future senior indebtedness (as defined) of the Company. Upon change of control of the Company, the holders of the 8 7/8% Notes and 9% Notes would have the right to require repurchase of the respective notes at 101% of the principal amount plus accrued and unpaid interest. Certain covenants in the 8 7/8% Notes and 9% Notes limit the ability of the Company to incur indebtedness, make certain payments or engage in mergers, consolidations or sales of assets.

At January 1, 2004, the maximum amount available under the Revolver was $264,000,000, which left $114,028,000 available for future borrowing after consideration of outstanding letters of credit. On December 23, 2003, the Company amended its Revolver to revise the reduction rate so that the maximum amount available under the Revolver decreases by $12,000,000 on December 31, 2004, and quarterly thereafter. Interest is computed on the outstanding principal balance of the Revolver based upon, at the Company's option, a one-, two-, three- or six-month Eurodollar rate plus a margin ranging from 1.25% to 2.50%, or the prime rate plus a margin ranging from zero to 1.25%. The applicable margin is dependent upon the Company's outstanding indebtedness and operating cash flow. As of January 1, 2004, the margin was at 0.625% less than the highest level. Interest computed based upon the Eurodollar rate is payable quarterly or on the last day of the applicable Eurodollar interest period, if earlier. Interest computed based upon the prime rate is payable quarterly. The Company incurs a commitment fee ranging from 0.225% to 0.4375% per annum on the unused portion of the Revolver.

The Term loan ("Term Loan") calls for quarterly principal payments of $125,000 on a calendar basis through June 30, 2004, and $11,875,000 beginning on September 30, 2004 through maturity. Interest is computed on the Term Loan based upon, at the Company's option, a one-, two-, three- or six-month Eurodollar rate plus a margin of 2.5%. Interest is payable quarterly or on the last day of the applicable Eurodollar interest period, if earlier.

The collateral securing the Revolver and the Term Loan, shared on a pari passu basis, consists of all the property of Tropicana Atlantic City, Ramada Express and the casino riverboat operations and, with certain exceptions, the stock of the Company's subsidiaries. The Revolver imposes various restrictions on the Company, including limitations on its ability to incur additional debt, commit funds to capital expenditures and investments, merge or sell assets. The Revolver also prohibits dividends on the Company's common stock (other than those payable in common stock) and repurchases of the Company's common stock in excess of $250,000,000 with limited exceptions. In addition, the Revolver contains quarterly financial tests, including a minimum requirement for operating cash flow, a minimum ratio of fixed charge coverage and maximum ratios of total debt and senior debt to operating cash flow. The restrictions imposed on the Company by the Term Loan are similar to those imposed by the Company's senior subordinated debt.

The Tropicana Enterprises Loan calls for monthly principal payments of $391,000 to $419,000, with a final payment of approximately $34,000,000 due at maturity. The Tropicana Enterprises Loan is collateralized by the Las Vegas Tropicana property. Interest is computed based upon, at the borrower's option, a one-, two-, three- or six-month Eurodollar rate plus a margin ranging from 1.25% to 2.25%, or the prime rate plus a margin ranging from zero to 1.00%. The applicable margin is dependent upon the Company's outstanding indebtedness and operating cash flow. As of January 1, 2004, the margin was at 0.375% less than the highest level. Interest computed based upon the Eurodollar rate is payable quarterly or on the last day of the applicable Eurodollar interest period, if earlier. Interest computed based upon the prime rate is payable quarterly.

NOTE 8.  LEASE OBLIGATIONS

The Company is a lessee under a number of noncancelable lease agreements involving land, buildings, leasehold improvements and equipment, some of which provide for contingent rentals based on revenues. The leases extend for various periods up to 10 years and generally provide for the payment of executory costs (taxes, insurance and maintenance) by the Company. Certain of these leases have provisions for renewal options ranging from 1 to 20 years, primarily under similar terms, and/or options to purchase at various dates.

Properties leased under capital leases are as follows (in thousands):

	January 1, 2004	January 2, 2003
Furniture and equipment Less accumulated amortization	$ 2,111 (2,067) $ 44 ========	$ 2,254 (2,150) $ 104 ========

Amortization of furniture and equipment leased under capital leases, computed on a straight-line basis, was $55,000 in 2003, $324,000 in 2002 and $807,000 in 2001.

Minimum future lease obligations on long-term, noncancelable leases in effect at January 1, 2004 are as follows (in thousands):

Year	Capital	Operating
2004 2005 2006 2007 2008 Thereafter Amount representing interest Net present value Less current portion Long-term portion	$ 158 44 16 -- -- -- 218 (18) 200 (143) $ 57 =======	$ 4,453 3,021 1,360 643 156 298 $ 9,931 ========

The above net present value is computed based on specific interest rates determined at the inception of the leases.

Rent expense is detailed as follows (in thousands):

	2003	2002	2001
Minimum rentals Contingent rentals	$ 6,072 2,707 $ 8,779 ========	$ 7,327 5,443 $ 12,770 ========	$ 13,005 5,630 $ 18,635 ========

NOTE 9.  OTHER LONG-TERM LIABILITIES

Other long-term liabilities consist of the following (in thousands):

	January 1, 2004	January 2, 2003
Deferred compensation and retirement plans Deferred income Las Vegas Boulevard beautification assessment Less current portion	$ 17,960 2,531 315 20,806 (981) $ 19,825 ========	$ 15,219 2,783 348 18,350 (870) $ 17,480 ========

NOTE 10.  REDEEMABLE PREFERRED STOCK

A series of preferred stock consisting of 100,000 shares has been designated Series B ESOP Convertible Preferred Stock ("Series B Stock") and those shares were issued on December 20, 1989, to the Company's Employee Stock Ownership Plan ("ESOP"). In 2001, the ESOP was merged into the Aztar Corporation 401(k) Plan ("401(k) Plan") and the assets of the ESOP were subsequently transferred to the 401(k) Plan.

Beginning January 1, 2001, the Series B Stock was held by the Aztar Corporation 401(k) Plan Stock and Insurance Trust. During 2003, 2002 and 2001, respectively, 3,478 shares, 3,584 shares and 4,411 shares were redeemed primarily in connection with employee terminations. At January 1, 2004, cumulative redemptions totaled 47,470 shares. The Series B Stock has an annual dividend rate of $8.00 per share per annum payable semiannually in arrears. These shares have no voting rights except under certain limited, specified conditions. Shares may be converted into common stock at $9.46 per share of common stock and have a liquidation preference of $100 per share plus accrued and unpaid dividends.

The shares that have vested are redeemable at the higher of $100 per share plus accrued and unpaid dividends, appraised value or conversion value, at the election of the participant upon becoming eligible to redeem Series B Stock or at the election of the Company. The participant or beneficiary may elect to receive cash or common stock of the Company for the redemption value. The Company may elect to fund the redemption with either cash or its common stock. The excess of the redemption value of the Series B Stock over the carrying value is charged to retained earnings upon redemption. In order for a Series B Stock redemption to occur, a request for distribution is made by the participant or beneficiary. Those participants or beneficiaries who are eligible to redeem their Series B Stock are permitted to leave their Series B Stock in their account until an election for redemption is made or until federal statutes require a form of distribution.

In the event of default in the payment of dividends on the Series B Stock for six consecutive semiannual periods, each outstanding share would have one vote per share of common stock into which the preferred stock is convertible.

NOTE 11.  CAPITAL STOCK

The Company is authorized to issue 10,000,000 shares of preferred stock, par value $.01 per share, issuable in series as the Board of Directors may designate. Approximately 100,000 shares of preferred stock have been designated Series A Junior Participating Preferred Stock but none have been issued.

The Company is authorized to issue 100,000,000 shares of common stock with a par value of $.01 per share. Shares issued were 52,580,498 at January 1, 2004 and 52,413,498 at January 2, 2003. Common stock outstanding was net of 18,309,695 and 15,387,119 treasury shares at January 1, 2004 and January 2, 2003, respectively. One preferred stock purchase right ("Right") is attached to each share of the Company's common stock. Each Right will entitle the holder, subject to the occurrence of certain events, to purchase one one-thousandth of a share of Series A Junior Participating Preferred Stock at a price of $50.00 per one one-thousandth of a share, subject to adjustment. The Rights will expire in December 2009 if not earlier extended or redeemed by the Company at $.01 per Right.

In accordance with the Merger agreement, 666,572 shares of common stock that had not been claimed by the shareholders of Ramada were returned to the Company in December 1990 to be held as treasury shares until claimed. During 2001, 206 shares were claimed. No unclaimed shares were held by the Company as of January 1, 2004 and January 2, 2003.

In 1999, the Board of Directors authorized the Company to make discretionary repurchases of up to 8,000,000 shares of its common stock. In 2000, the Board of Directors authorized the Company to make discretionary repurchases of up to 3,000,000 additional shares of its common stock. There were 2,334,700,

4,973,000 and 3,692,300 shares repurchased under this program in 2001, 2000 and 1999, respectively. This share repurchase program was completed in October 2001. In December 2002, the Board of Directors authorized the Company to make discretionary repurchases of up to 4,000,000 shares of its common stock. There were 2,922,576 and 283,200 shares repurchased under this program in 2003 and 2002, respectively. At January 1, 2004, there remained authority to repurchase 794,224 shares of common stock under this program. All purchases under the Company's stock repurchase program were made or may be made in the future from time to time in the open market or privately negotiated transactions, depending upon market prices and other business factors. Repurchased shares are stated at cost and held as treasury shares to be used for general corporate purposes.

The Company accepted 222 and 1,081 shares of its common stock in 2002 and 2001, respectively, from nonemployee Directors in lieu of cash due to the Company in connection with the exercise of stock options. Such shares of common stock are stated at cost and held as treasury shares to be used for general corporate purposes.

At January 1, 2004, January 2, 2003 and January 3, 2002, common shares reserved for future grants of stock options under the Company's stock option plans were 85,664, 694,664 and 1,427,331, respectively. At January 1, 2004, common shares reserved for the conversion of the Series B Stock were 556,000 and shares of preferred stock reserved for exercise of the Rights were 50,000.

NOTE 12.  STOCK OPTIONS

The Company's 1989 Stock Option and Incentive Plan ("1989 Plan") expired in June 1999. The 1989 Plan had authorized the grant of up to 6,000,000 shares of the Company's common stock pursuant to options, restricted shares and performance shares to officers and key employees of the Company. Options granted under the 1989 Plan have 10-year terms and vest and become exercisable at the rate of 1/3 per year on each of the first three anniversary dates of the grant, subject to continued employment on those dates. During 1999, the Company adopted the 1999 Employee Stock Option and Incentive Plan ("1999 Plan"). The 1999 Plan has authorized the grant of up to 4,000,000 shares of the Company's common stock pursuant to options, stock appreciation rights, restricted shares, deferred shares and performance shares to officers and key employees of the Company. Options granted under the 1999 Plan have 10-year terms and vest and become exercisable at the rate of 1/3 per year on each of the first three anniversary dates of the grant, subject to continued employment on those dates. Options granted on May 8, 2002, or later, under the 1999 Plan include an additional provision that provides for accelerated vesting under certain circumstances related to retirement, disability or death. The Company's 1990 Nonemployee Directors Stock Option Plan ("1990 Plan") expired in July 2000. The 1990 Plan had authorized the grant of up to 250,000 shares of the Company's common stock pursuant to options granted to nonemployee Directors of the Company. Options granted under the 1990 Plan have 10-year terms and vested and became exercisable on the date of grant. During 2001, the Company's shareholders approved the 2000 Nonemployee Directors Stock Option Plan ("2000 Plan"). The 2000 Plan has authorized the grant of up to 250,000 shares of the Company's common stock pursuant to options granted to nonemployee Directors of the Company. Options granted under the 2000 Plan have 10-year terms. The 2000 Plan provides for the granting of options that vest and become exercisable on the date of grant. The 2000 Plan has been modified to also provide for the granting of options whereby a portion vests and becomes exercisable on the date of grant and the remainder vests and becomes exercisable evenly over varying terms depending on the date of the grant, subject to being a Company Director on those dates.

A summary of the Company's stock option activity and related information is as follows (in thousands of shares):
	2003		2002		2001
	Shares Under Option	Weighted- Average Exercise Price	Shares Under Option	Weighted- Average Exercise Price	Shares Under Option	Weighted- Average Exercise Price
Beginning balance outstanding Granted Exercised Forfeited Expired Ending balance outstanding Exercisable at end of year Weighted-average fair value of options granted during the year	4,253 633 (167) (24) -- 4,695 ====== 3,438 ====== $ 7.37	$11.37 $15.69 $ 8.78 $20.46 $ -- $12.00 $ 9.98	4,185 770 (665) (37) -- 4,253 ====== 3,002 ====== $11.00	$ 8.84 $21.38 $ 6.77 $16.66 $ -- $11.37 $ 8.74	3,955 542 (284) (28) -- 4,185 ====== 2,719 ====== $ 6.28	$ 8.18 $13.21 $ 7.95 $ 9.34 $ -- $ 8.84 $ 7.70

The following table summarizes additional information about the Company's stock options (in thousands of shares):
Options Outstanding		Options Exercisable

   Range of
Exercise Prices
 January 1, 2004
 $ 4.06 to $ 5.06
 $ 6.75 to $ 7.75
 $ 9.50 to $ 9.81
 $11.00 to $14.75
 $15.10 to $22.15

 January 2, 2003
 $ 4.06 to $ 5.06
 $ 6.75 to $ 7.75
 $ 9.50 to $ 9.81
 $11.00 to $14.75
 $18.52 to $22.15

 January 3, 2002
 $ 4.06 to $ 5.50
 $ 6.50 to $ 7.75
 $ 9.13 to $ 9.81
 $11.00 to $14.75

Shares Under Option 238 1,384 707 1,046 1,320 4,695 ====== 238 1,491 728 1,085 711 4,253 ====== 443 1,874 803 1,065 4,185 ======

Weighted-
Average
Remaining
Contractual
Life

3.0 years
4.5 years
5.7 years
6.9 years
8.8 years
6.4 years

4.0 years
5.4 years
6.7 years
7.9 years
9.4 years
6.9 years

5.0 years
6.1 years
7.6 years
8.9 years
7.0 years

	Weighted- Average Exercise Price $ 4.99 $ 7.30 $ 9.80 $12.58 $18.90 $12.00 $ 4.99 $ 7.29 $ 9.80 $12.59 $21.80 $11.37 $ 4.99 $ 7.25 $ 9.76 $12.56 $ 8.84	Shares Under Option 238 1,384 707 854 255 3,438 ====== 238 1,491 701 542 30 3,002 ====== 441 1,577 497 204 2,719 ======	Weighted- Average Exercise Price $ 4.99 $ 7.30 $ 9.80 $12.43 $21.45 $ 9.98 $ 4.99 $ 7.29 $ 9.81 $12.37 $20.46 $ 8.74 $ 4.99 $ 7.25 $ 9.77 $12.02 $ 7.70

NOTE 13.  BENEFIT PLANS

The Company has nonqualified defined benefit pension plans and a deferred compensation plan. These plans are unfunded. Effective January 3, 2003, the Company established the Aztar Corporation Nonqualified Retirement Trust for the benefit of employees covered by one of the Company's nonqualified defined benefit pension plans. The Company contributed $6,217,000 to this irrevocable trust on January 9, 2003. To support the benefit liability of the deferred compensation plan, the Company has purchased life insurance contracts. The market value of the trust and the cash value of the life insurance was $8,123,000 and $1,792,000 at January 1, 2004 and January 2, 2003, respectively. The funds in the trust and life insurance contracts are assets of the Company and are included in other assets. The Company uses a December 31 measurement date for all of its plans. The following table shows a reconciliation of the changes in the plans' benefit obligation for the years 2003 and 2002 and a reconciliation of the funded status with amounts recognized in the Consolidated Balance Sheets as of January 1, 2004 and January 2, 2003 (in thousands):
Defined Benefit Plans		Deferred Compensation Plan
2003	2002	2003	2002

Projected benefit
  obligation at
  beginning of year
Service cost
Interest cost
Plan amendment (a)
Actuarial loss
Benefits paid

Projected benefit
  obligation at end
  of year

Plan assets

Funded status
Unrecognized actuarial
  loss
Unrecognized prior
  service cost

Net amount recognized

Amounts recognized in the
  Consolidated Balance
  Sheets consist of:
  Accrued benefit liability
  Intangible asset
  Accumulated other
    comprehensive loss (b)

Net amount recognized

$ 12,310 91 812 318 2,928 (271) 16,188 -- (16,188) 6,397 283 $ (9,508) ======== $(11,350) 281 1,561 $ (9,508) ========	$ 10,133 -- 725 -- 1,723 (271) 12,310 -- (12,310) 3,902 190 $ (8,218) ======== $ (8,890) -- 672 $ (8,218) ========	$ 6,329 12 401 -- 261 (393) 6,610 -- (6,610) 531 -- $ (6,079) ======== $ (6,610) -- 531 $ (6,079) ========	$ 5,866 13 413 -- 361 (324) 6,329 -- (6,329) 270 -- $ (6,059) ======== $ (6,329) -- 270 $ (6,059) ========

(a)	Effective January 3, 2003, the Company's Board of Directors authorized the establishment of the Aztar Corporation Nonqualified Retirement Plan for Selected Senior Executives.
(b)

In the Consolidated Statements of Shareholders' Equity, accumulated other comprehensive loss relating to a minimum pension liability adjustment during the year is reported net of an income tax benefit of $236, $140 and $190 in 2003, 2002 and 2001, respectively.

The accumulated benefit obligation for the defined benefit plans was $11,350,000 and $8,795,000 at January 1, 2004 and January 2, 2003, respectively. The accumulated benefit obligation for the deferred compensation plan was $6,610,000 and $6,329,000 at January 1, 2004 and January 2, 2003, respectively.

The weighted average assumptions used to determine the Company's benefit obligation are as follows:
	Defined Benefit Plans		Deferred Compensation Plan
	2003	2002	2003	2002
Discount rate Rate of compensation increase	6.00% 5.00%	6.50% 5.00%	6.00% N/A	6.50% N/A

The components of benefit plan expense are as follows (in thousands):
	Defined Benefit Plans			Deferred Compensation Plan
	2003	2002	2001	2003	2002	2001
Service cost Interest cost Amortization of prior service cost Recognized net actuarial (gain)loss Cash surrender value increase net of premium expense	$ 91 812 224 433 -- $1,560 ======	$ -- 725 150 195 -- $1,070 ======	$ -- 680 150 (55) -- $ 775 ======	$ 12 401 -- -- (322) $ 91 ======	$ 13 413 -- -- (318) $ 108 ======	$ 14 412 -- -- (287) $ 139 ======

The weighted average assumptions used to determine the Company's benefit plan expense are as follows:
	Defined Benefit Plans			Deferred Compensation Plan
	2003	2002	2001	2003	2002	2001
Discount rate Rate of compensation increase	6.50% 5.00%	7.25% 5.00%	7.50% 5.00%	6.50% N/A	7.25% N/A	7.50% N/A

The Company has a defined contribution plan that covers substantially all employees who are not covered by a collective bargaining unit. The plan allows employees, at their discretion, to make contributions of their before-tax earnings to the plan up to an annual maximum amount. The Company matches 50% of the employee contributions that are based on up to 6% in 2003, 2002 and 2001 of an employee's before-tax earnings. Compensation expense with regard to Company matching contributions was $2,269,000, $2,431,000 and $2,342,000 in 2003, 2002 and 2001, respectively. The Company contributed $4,695,000, $4,390,000 and $4,039,000 in 2003, 2002 and 2001, respectively, to trusteed pension plans under various collective bargaining agreements.

NOTE 14.  AMORTIZATION

In July 2001, the Financial Accounting Standards Board issued Statement No. 142, "Goodwill and Other Intangible Assets." SFAS 142 is effective for fiscal years beginning after December 15, 2001 and applies to all goodwill and other intangible assets recognized in an entity's statement of financial position at that date, regardless of when those assets were initially recognized. Effective January 4, 2002, the Company ceased amortization of the cost of its initial gaming licenses because it was determined, under the criteria established in SFAS 142, that these assets have an indefinite life. Amortization expense related to the cost of the Company's initial gaming licenses was $2,673,000 in 2001.

A reconciliation of the Company's reported net income to pro forma net income to give effect to SFAS 142 is as follows (in thousands, except per share data):
2003	2002	2001

Reported net income
Addback: Initial gaming licenses
  amortization, net of income tax of
  $1,069 in 2001
Pro forma net income

Net income per common share:
  As reported
  Initial gaming licenses amortization
  Pro forma

Net income per common share
  assuming dilution:
  As reported
  Initial gaming licenses amortization
  Pro forma

$ 60,930 -- $ 60,930 ======== $ 1.72 -- $ 1.72 ======== $ 1.66 -- $ 1.66 ========	$ 58,859 -- $ 58,859 ======== $ 1.56 -- $ 1.56 ======== $ 1.51 -- $ 1.51 ========	$ 58,009 1,604 $ 59,613 ======== $ 1.53 .04 $ 1.57 ======== $ 1.48 .04 $ 1.52 ========

NOTE 15.  ACCOUNTING FOR THE IMPACT OF THE OCTOBER 30, 2003 CONSTRUCTION ACCIDENT

An accident occurred on the site of the construction of the parking-garage component of the expansion of the Atlantic City Tropicana on October 30, 2003. The accident resulted in a loss of life and serious injuries, as well as extensive damage to the facilities under construction. Access to the property was limited during the subsequent days because some of the streets surrounding the property were closed. In addition, the Tropicana's operations were disrupted by the temporary evacuation of 600 hotel rooms and the temporary closure of the parking garages that are part of the existing property. Two streets adjacent to the property remained closed through January 1, 2004, preventing use of the bus terminal and limiting access to the existing parking garages and the porte cochere. Construction has recommenced in the portion of the expansion project unaffected by the accident.

For the year ended January 1, 2004, the Company included a charge of $512,000 in general and administrative expenses. The charge related primarily to a deductible on liability insurance and professional fees incurred. The Company reduced construction in progress for the estimated asset loss and recorded a receivable of approximately $3,000,000. The Company believes it is probable that any additional asset loss will be recovered from first party insurance or from third parties or their insurers. The full extent of additional asset loss, if any, will not be known until debris removal is completed and a full inspection of potential damages is performed. The Company will continue to assess other potential losses and costs it might incur in relation to the construction accident; however, these costs are not yet accruable.

The Company has business interruption insurance policies but no profit recovery was recorded at January 1, 2004. Profit recovery from business interruption insurance will be recorded when the amount of recovery is agreed to by the insurers.

NOTE 16.  INCOME TAXES

The (provision) benefit for income taxes is comprised of (in thousands):

	2003	2002	2001
Current: Federal State Deferred: Federal State	$(22,506) (5,260) (27,766) (1,131) 443 (688) $(28,454) ========	$(18,933) (5,124) (24,057) (12,284) (633) (12,917) $(36,974) ========	$(19,457) 80 (19,377) (12,854) 157 (12,697) $(32,074) ========

The Internal Revenue Service ("IRS") is examining the Company's income tax returns for the years 2000 through 2002. During the fourth quarter of 2003, the IRS completed its examination for the years 1994 through 1999 and settled one of the two remaining issues entirely and a portion of the other remaining issue, resulting in a tax benefit of $6,724,000. The issue that was settled entirely involved the deductibility of certain complimentaries provided to customers. The other issue involved the deductibility of a portion of payments on certain liabilities related to the Restructuring. The Company has reserved the right to pursue the unagreed portion in court and would receive a refund, if successful. In 2002, the Company settled these same two issues with the IRS for the years 1992 and 1993, resulting in a tax benefit of $1,041,000. The New Jersey Division of Taxation is examining the New Jersey income tax returns for the years 1995 through 1998. Management believes that adequate provision for income taxes and interest has been made in the financial statements.

The Company has received proposed assessments from the Indiana Department of Revenue ("IDR") in connection with the examination of the Company's Indiana income tax returns for the years 1996 through 2000. Those assessments are based on the IDR's position that the Company's gaming taxes that are based on gaming revenue are not deductible for Indiana income tax purposes. The Company filed a petition in Indiana Tax Court for the 1996 and 1997 tax years and oral arguments were heard in April 2001. The Company has filed a formal protest for the years 1998 through 2000. Although the Company cannot predict the outcome of this matter with any certainty, the Company believes that it has a meritorious legal defense to those assessments and has not recorded an accrual for payment. It is reasonably possible that the Company's estimate may change in the near term, as necessary to reflect future developments. The amount involved, including the Company's estimate of interest, net of a federal income tax benefit assuming continuation through January 1, 2004, was approximately $11,300,000 at January 1, 2004.

General business credits are taken as a reduction of the provision for income taxes during the year such credits become available. The (provision) benefit for income taxes differs from the amount computed by applying the U.S. federal income tax rate (35%) because of the effect of the following items (in thousands):
	2003	2002	2001
Tax (provision) benefit at U.S. federal income tax rate State income taxes, net Nondeductible business expenses IRS examination General business credits Other, net	$ (31,284) (3,137) 105 5,708 432 (278) $ (28,454) =========	$ (33,542) (3,693) (628) 567 412 (90) $ (36,974) =========	$ (31,529) (230) (399) (368) 525 (73) $ (32,074) =========

The income tax effects of loss carryforwards, tax credit carryforwards and temporary differences between financial and income tax reporting that give rise to the deferred income tax assets and liabilities are as follows (in thousands):
January 1, 2004	January 2, 2003

Net operating loss carryforward
Accrued bad debt expense
Accrued compensation
Accrued liabilities

Gross deferred tax assets

Deferred tax asset valuation allowance

Other
Depreciation and amortization

Gross deferred tax (liabilities)

Net deferred tax assets (liabilities)

$ 749 8,845 7,491 9,734 26,819 (337) (325) (38,674) (38,999) $(12,517) ========	$ 2,026 10,525 8,318 9,578 30,447 (1,814) (7,681) (32,781) (40,462) $(11,829) ========

Gross deferred tax assets are reduced by a valuation allowance. The beginning-of-year valuation allowance was reduced during 2003, 2002 and 2001, which caused a decrease in income tax expense of $21,000, $154,000 and $305,000, respectively.

At January 1, 2004, the Company has net operating loss carryforwards for state income tax purposes that will expire in the following years if not used (in thousands):
2004 2005 2006 2007 to 2021	$ 479 3,938 1,312 42,800

NOTE 17.  EARNINGS PER SHARE

The computations of net income per common share and net income per common share, assuming dilution, are as follows (in thousands, except per share data):
2003	2002	2001

Net income

Less: preferred stock dividend and
  losses on redemption

Income available to common shareholders

Plus: income impact of assumed conversion
  of dilutive preferred stock

Income available to common shareholders
  plus dilutive potential common shares

$ 60,930 (777) 60,153 420 $ 60,573 =========	$ 58,859 (848) 58,011 448 $ 58,459 =========	$ 58,009 (794) 57,215 476 $ 57,691 =========

Weighted-average common shares applicable
  to net income per common share

Effect of dilutive securities:
  Stock option incremental shares
  Assumed conversion of preferred stock
Dilutive potential common shares

Weighted-average common shares
  applicable to net income per common
  share assuming dilution

Net income per common share

Net income per common share assuming dilution

34,999 1,008 556 1,564 36,563 ========= $ 1.72 ========= $ 1.66 =========	37,191 1,058 592 1,650 38,841 ========= $ 1.56 ========= $ 1.51 =========	37,385 948 630 1,578 38,963 ========= $ 1.53 ========= $ 1.48 =========

Stock options that were excluded from the earnings per share computations because their effect would have been antidilutive were 677,000 and 1,258,000 at January 1, 2004 and January 2, 2003, respectively. No stock options were excluded at January 3, 2002.

NOTE 18.  SEGMENT INFORMATION

The Company reviews results of operations based on distinct geographic gaming market segments. The Company's segment information is as follows (in thousands):
	2003	2002	2001
Revenues Tropicana Atlantic City Tropicana Las Vegas Ramada Express Laughlin Casino Aztar Evansville Casino Aztar Caruthersville Total consolidated	$420,629 153,596 89,762 126,050 23,109 $813,146 ========	$453,810 147,163 92,765 116,302 24,234 $834,274 ========	$467,806 154,486 96,176 106,040 24,955 $849,463 ========
	2003	2002	2001

EBITDA (a)
  Tropicana Atlantic City
  Tropicana Las Vegas
  Ramada Express Laughlin
  Casino Aztar Evansville
  Casino Aztar Caruthersville
    Property EBITDA
Corporate
Depreciation and amortization
Operating income
Interest income
Interest expense
Equity in unconsolidated partnership's loss
Income taxes
Net income

	$105,018 26,065 20,513 35,783 4,200 191,579 (15,650) (50,906) 125,023 736 (36,375) -- (28,454) $ 60,930 ========	$120,716 22,971 22,691 30,332 4,510 201,220 (14,241) (50,499) 136,480 1,035 (41,224) (458) (36,974) $ 58,859 ========	$123,989 16,710 23,382 27,845 4,488 196,414 (13,193) (51,813) 131,408 1,559 (39,182) (3,702) (32,074) $ 58,009 ========
(a)

EBITDA is net income before income taxes, equity in unconsolidated partnership's loss, interest expense, interest income, and depreciation and amortization. EBITDA should not be construed as a substitute for either operating income or net income as they are determined in accordance with generally accepted accounting principles (GAAP). The Company uses EBITDA as a measure to compare operating results among its properties and between accounting periods. The Company manages cash and finances its operations at the corporate level. The Company manages the allocation of capital among properties at the corporate level. The Company also files a consolidated income tax return. The Company accordingly believes EBITDA is useful as a measure of operating results at the property level because it reflects the results of operating decisions at that level separated from the effects of tax and financing decisions that are managed at the corporate level. The Company also uses EBITDA as the primary operating performance measure in its bonus programs for executive officers. The Company also believes that EBITDA is a commonly used measure of operating performance in the gaming industry and is an important basis for the valuation of gaming companies. The Company's calculation of EBITDA may not be comparable to similarly titled measures reported by other companies and, therefore, any such differences must be considered when comparing performance among different companies. While the Company believes EBITDA provides a useful perspective for some purposes, EBITDA has material limitations as an analytical tool. For example, among other things, although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA does not reflect the requirements for such replacements. Interest expense, net of interest income, and income taxes are also not reflected in EBITDA. Therefore, the Company does not consider EBITDA in isolation, and it should not be considered as a substitute for measures determined in accordance with GAAP. A reconciliation of EBITDA with operating income and net income as determined in accordance with GAAP is reflected in the above summary.

	2003	2002	2001
Depreciation and amortization Tropicana Atlantic City Tropicana Las Vegas Ramada Express Laughlin Casino Aztar Evansville Casino Aztar Caruthersville Corporate Total consolidated	$ 29,838 6,439 6,234 5,578 2,755 62 $ 50,906 ========	$ 28,705 6,729 6,052 6,151 2,800 62 $ 50,499 ========	$ 26,513 7,647 5,720 9,030 2,853 50 $ 51,813 ========
2003	2002	2001

Additions to property and equipment,
intangible assets and other assets
  Tropicana Atlantic City
  Tropicana Las Vegas
  Ramada Express Laughlin
  Casino Aztar Evansville
  Casino Aztar Caruthersville
  Corporate
    Total consolidated

$133,515 2,903 4,564 7,560 1,478 16,559 $166,579 ========	$ 63,178 4,771 3,794 3,682 948 2,248 $ 78,621 ========	$ 35,463 6,680 4,089 4,037 1,961 468 $ 52,698 ========
	January 1, 2004	January 2, 2003	January 3, 2002
Total assets (b) Tropicana Atlantic City Tropicana Las Vegas Ramada Express Laughlin Casino Aztar Evansville Casino Aztar Caruthersville Corporate Total consolidated	$ 828,153 219,297 117,490 110,549 36,358 35,926 $1,347,773 ==========	$ 709,934 224,475 114,424 104,400 37,339 20,110 $1,210,682 ==========	$ 678,056 105,531 116,808 103,222 39,353 17,986 $1,060,956 ==========
(b) Tropicana Las Vegas included the investment in Tropicana Enterprises that was accounted for using the equity method. This investment was $6,414 at January 3, 2002.

NOTE 19.  CONTINGENCIES AND COMMITMENTS

The Company agreed to indemnify Ramada against all monetary judgments in lawsuits pending against Ramada and its subsidiaries as of the conclusion of the Restructuring on December 20, 1989, as well as all related attorneys' fees and expenses not paid at that time, except for any judgments, fees or expenses accrued on the hotel business balance sheet and except for any unaccrued and unreserved aggregate amount up to $5,000,000 of judgments, fees or expenses related exclusively to the hotel business. Aztar is entitled to the benefit of any crossclaims or counterclaims related to such lawsuits and of any insurance proceeds received. There is no limit to the term or the maximum potential future payment under this indemnification. In addition, the Company agreed to indemnify Ramada for certain lease guarantees made by Ramada. The lease terms potentially extend through 2015 and Ramada guaranteed all obligations under these leases. The Company has recourse against a subsequent purchaser of the operations covered by these leases. The estimated maximum potential amount of future payments the Company could be required to make under these indemnifications is $8,000,000 at January 1, 2004. The Company would be required to perform under this guarantee 1) if monetary judgments and related expenses in lawsuits pending against Ramada and its subsidiaries as of the conclusion of the Restructuring exceeded the above described amount, or 2) if lessees with lease guarantees failed to perform under their leases, the lessee and lessor could not reach a negotiated settlement and the lessor was able to successfully proceed against Ramada, who in turn was able to successfully proceed against the Company. In connection with these matters, the Company's accrued liability was $3,833,000 at both January 1, 2004 and January 2, 2003.

The CRDA has issued bonds that are being serviced by its parking fee revenue. A series of these bonds are collateralized by a portion, $1,182,000 and $448,000 at January 1, 2004 and January 2, 2003, respectively, of the Company's CRDA deposits. The portion that serves as collateral is a varying percentage of a portion of CRDA deposits that satisfy the Company's investment obligation based upon its New Jersey casino revenue. In the event that the CRDA's parking fees are insufficient to service its bonds, these deposits can be used for that purpose. To the extent the Company's CRDA deposits are used to service these bonds, the Company would receive credit against future investment obligations. The Company's CRDA deposits serve as collateral for a one-year period, after which they become available for eligible investments. This arrangement continues through 2013. The Company received a fee for this arrangement that is being amortized on a straight-line basis through 2013. The Company's estimate of the maximum potential deposits that could be used to service CRDA bonds is $19,000,000 at January 1, 2004.

The Company is a party to various other claims, legal actions and complaints arising in the ordinary course of business or asserted by way of defense or counterclaim in actions filed by the Company. Management believes that its defenses are substantial in each of these matters and that the Company's legal posture can be successfully defended without material adverse effect on its consolidated financial position, results of operations or cash flows.

The Company has severance agreements with certain of its senior executives. Severance benefits range from a lump-sum cash payment equal to three times the sum of the executive's annual base salary and the average of the executive's annual bonuses awarded in the preceding three years plus payment of the value in the executive's outstanding stock options and vesting and distribution of any restricted stock to a lump-sum cash payment equal to one half of the executive's annual base salary. In certain agreements, the termination must be as a result of a change in control of the Company. Based upon salary levels and stock options at January 1, 2004, the aggregate commitment under the severance agreements should all these executives be terminated was approximately $58,000,000 at January 1, 2004.

At January 1, 2004, the Company had commitments of approximately $67,000,000 for the Atlantic City Tropicana expansion project and approximately $4,000,000 for an executive conference center project at Casino Aztar Evansville.

NOTE 20.  FAIR VALUE OF FINANCIAL INSTRUMENTS

The following table presents (in thousands) the carrying amounts and estimated fair values of the Company's financial instruments. The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale.
January 1, 2004		January 2, 2003
Carrying Amount	Fair Value	Carrying Amount	Fair Value

Assets
  Investments
  Other assets

Liabilities
  Accounts payable and accruals
  Current portion of long-term
    debt
  Current portion of other long-
    term liabilities
  Long-term debt
  Other long-term liabilities

Series B convertible
  preferred stock

Off-Balance-Sheet
  Letters of credit

$ 19,586 6,266 3,833 16,963 252 628,603 2,279 5,253 --	$ 19,586 6,266 650 16,963 252 655,653 2,279 12,187 4,748	$ 17,420 -- 3,833 5,015 252 524,066 2,531 5,601 --	$ 17,420 -- 700 5,015 252 533,141 2,531 10,025 3,433

The carrying amounts shown in the table are included, if applicable, in the Consolidated Balance Sheets under the indicated captions. All of the Company's financial instruments are held or issued for purposes other than trading.

The following notes summarize the major methods and assumptions used in estimating the fair values of financial instruments.

Investments consisted of deposits with the CRDA, CRDA bonds that bear interest at two-thirds of market rates resulting in a fair value lower than cost and other CRDA investments (primarily loans). The carrying amounts of these deposits, bonds and other investments are presented net of a valuation allowance and in the case of the bonds an unamortized discount that result in an approximation of fair values.

Included in other assets is a trust established for the benefit of employees covered by one of the Company's nonqualified defined benefit pension plans. The funds in the trust are invested in money market securities. The fair value of the money market securities approximates cost.

Included in accounts payable and accruals is the Company's accrued liability in connection with its indemnification of Ramada. The fair values were estimated using an expected present value method.

The fair values of the Company's publicly traded debt were estimated based on the bid prices in the public bond markets. The carrying amounts of the Revolver, the Term Loan and the Tropicana Enterprises Loan are reasonable estimates of fair values because this debt is carried with a floating interest rate.

The fair value of the Company's CRDA bond guarantee is estimated to be the same as the unamortized carrying amount of the guarantee premium.

The fair values reported for the Series B convertible preferred stock represents the appraised fair values as determined by an independent appraisal.

The fair values of the letters of credit were estimated to be the same as the contract values based on the nature of the fee arrangement with the issuing financial institution.

NOTE 21.  UNAUDITED QUARTERLY RESULTS/COMMON STOCK PRICES

The following unaudited information shows selected items in thousands, except per share data, for each quarter. The Company's common stock is listed on the New York Stock Exchange.
	First	Second	Third	Fourth

2003
Revenues
Operating income
Income before income taxes
Income taxes (a)
Net income
Earnings per share:
  Net income per common share
  Net income per common share
    assuming dilution

2002
Revenues
Operating income (b)
Income before income taxes (b)
Income taxes (c)(d)
Net income
Earnings per share:
  Net income per common share
  Net income per common share
    assuming dilution

Common Stock Prices
2003 - High
     - Low
2002 - High
     - Low

	$ 203,016 31,671 22,310 (8,765) 13,545 ..37 ..36 $ 205,994 32,097 21,672 (7,913) 13,759 ..37 ..35 $ 15.00 11.43 23.20 17.25	$ 214,519 39,972 30,963 (12,172) 18,791 ..53 ..51 $ 211,101 39,608 29,126 (12,648) 16,478 ..44 ..42 $ 17.17 13.41 25.90 17.90	$ 210,267 35,611 26,990 (10,088) 16,902 ..48 ..46 $ 218,106 36,932 26,802 (10,233) 16,569 ..44 ..43 $ 19.90 15.76 20.05 12.40	$ 185,344 17,769 9,121 2,571 11,692 ..34 ..32 $ 199,073 27,843 18,233 (6,180) 12,053 ..32 ..31 $ 23.94 16.15 15.13 11.00
(a)

In the fourth quarter of 2003, the Company settled one of the two remaining issues entirely and a portion of the other remaining issue with the Internal Revenue Service related to the examination of the Company's income tax returns for the years 1994 through 1999. The issue that was settled entirely involved the deductibility of certain complimentaries provided to customers. The other issue involved the deductibility of a portion of payments on certain liabilities related to the Restructuring. The settlement resulted in a tax benefit of $6,724.

(b)

On February 28, 2002, the Company purchased the 50% partnership interest in Tropicana Enterprises that it did not own. This purchase eliminates, after February 28, 2002, the Company's real estate rent expense at the Las Vegas Tropicana and its equity in unconsolidated partnership's loss. The purchase, however, increases depreciation and interest expenses and decreases interest income after February 28, 2002.

(c)

During the second quarter of 2002, the State of New Jersey enacted the Business Tax Reform Act, which was retroactive to the beginning of 2002. As a result, the Company's second-quarter income tax provision included an additional $1,800 to provide for the effect of this new tax legislation on the Company's year-to-date results through the second quarter 2002.

(d)

In the fourth quarter of 2002, the Company settled the remaining two issues with the Internal Revenue Service related to the examination of the Company's income tax returns for the years 1992 and 1993. The two issues involved the deductibility of certain complimentaries provided to customers and the deductibility of a portion of payments on certain liabilities related to the Restructuring. The settlement resulted in a tax benefit of $1,041.